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                                                                    EXHIBIT 1.3

                                                                 CONFORMED COPY


                          BANCORPSOUTH CAPITAL TRUST I

                                   5,000,000
                        8.15% Trust Preferred Securities
                            ($25 Liquidation Amount)
                     fully and unconditionally guaranteed,
                            as described herein, by

                               BANCORPSOUTH, INC.

                             Underwriting Agreement


                                                             New York, New York
                                                               January 18, 2002

Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Morgan Stanley & Co. Incorporated
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
As Representatives of the several Underwriters in care of Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

                  BancorpSouth Capital Trust I, a Delaware statutory business trust (the "Trust"), and BancorpSouth, Inc., a Mississippi corporation (the "Company"), as depositor of the Trust and as guarantor, propose to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 5,000,000 of the Trust's 8.15% Trust Preferred Securities, liquidation amount $25 per Trust Preferred Security (the "Capital Securities" and,


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together with the related Guarantee (as defined), being hereinafter called the
"Securities"). The Securities will represent undivided beneficial interests in the assets of the Trust, will be guaranteed by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") dated as of January 28, 2002, between the Company and The Bank of New York, a New York banking corporation validly existing under the laws of the State of New York, as trustee (the "Guarantee Trustee" and, together with the Property Trustee, the Administrative Trustees and the Delaware Trustee (as respectively defined), being hereinafter referred to as the "Trustees"). The Securities are to be issued pursuant to the Second Amended and Restated Declaration of Trust of the Trust (the "Declaration") dated as of January 28, 2002, among Aubrey B. Patterson, an individual, and L. Nash Allen, Jr., an individual (each, an "Administrative Trustee" and, collectively, the "Administrative Trustees"), The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") and the Company, as depositor. The proceeds of the sale by the Trust of the Securities and its Common Securities, liquidation amount $25 per Common Security (the "Common Securities"), are to be invested in the 8.15% Junior Subordinated Debt Securities (the "Debt Securities") of the Company having an aggregate principal amount equal to the aggregate principal amount of the Capital Securities and the Common Securities, to be issued pursuant to a Junior Subordinated Indenture, as supplemented from time to time (the "Indenture"), dated as of January 28, 2002, between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or


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before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

                  1. Representations and Warranties. Each of the Company and the Trust represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1:


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                  (a)      The Company and the Trust meet the requirements for
         use of Form S-3 under the Act and have prepared and filed with the Commission a registration statement (file number 333-72712), including a related Basic Prospectus, for the registration under the Act of the offering and sale of the Securities. The Registration Statement has been declared effective by the Commission under the Act. The Company and the Trust may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company and the Trust will next file with the Commission one of the following: (i) a Final Prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b) or
         (ii) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (i), the Company and the Trust have included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such Final Prospectus supplement or such amendment and form of Final Prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company and the Trust have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                  (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein),


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         and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date, on the Closing Date, and any settlement date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Trust nor the Company makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustees or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the


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         Company, as to matters covered thereby, to each Underwriter.

                  (c) Neither the Company nor the Trust is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (together with the rules and regulations thereunder, the "Investment Company Act"), and after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Basic Prospectus, Preliminary Final Prospectus or the Final Prospectus filed in contemplation of this offering, neither will be an "investment company" as defined in the Investment Company Act.

                  (d) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or
         Section 15(d) of the Exchange Act.

                  (e) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities (except as contemplated by this Agreement).

                  (f) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. 3801, et seq. (the "Business Trust Act") with the power and authority to own property and to conduct its business as described in any Preliminary Final Prospectus or the Final Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, the Declaration and the Securities. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Trust. The Trust is not a party to or otherwise bound by any agreement other than this Agreement, the Indenture, the Declaration, related documents or agreements and the Securities.


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                  (g)      The Declaration has been duly authorized by the
         Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrative Trustees, and, assuming due authorization, execution and delivery by the Delaware Trustee and the Property Trustee, be a valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally and to general principles of equity ("Bankruptcy and Equity") and except that the indemnification provisions may be limited by Federal or state securities laws or the public policy underlying such laws ("Public Policy"). Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

                  (h) Each of the Guarantee and the Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee and by the Indenture Trustee, in the case of the Indenture, will be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to Bankruptcy and Equity, and except that the indemnification provisions may be limited by Federal or state laws or Public Policy.

                  (i) The Capital Securities, the Common Securities and the Option Securities have been duly authorized by the Declaration and, when issued and delivered against payment therefor on the Closing Date to the Underwriters, in the case of the Capital Securities, and to the Company, in the case of the Common Securities, will be validly issued and represent undivided beneficial interests in the assets of the Trust. The issuance of neither the Capital Securities nor the Common Securities is subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common


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         Securities of the Trust will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance.

                  (j) The Debt Securities have been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in any Preliminary Final Prospectus or the Final Prospectus, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to Bankruptcy and Equity.

                  (k) This Agreement has been duly executed and delivered by the Company and the Trust.

                  (l) This Agreement, the Indenture, the Declaration, and the Securities will on the Closing Date conform in all material respects to the descriptions thereof contained in any Preliminary Final Prospectus or the Final Prospectus.

                  (m) The Trust is not in violation of the Declaration or any provision of the Business Trust Act. The execution, delivery and performance of this Agreement, the Indenture, the Declaration and the Securities to which it is a party by the Company or the Trust, and the consummation of the transactions contemplated herein or therein, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note lease or other instrument to which the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default, lien, charge or


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         encumbrance which could not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated herein or therein, nor will such action result in a violation of the Declaration or the Business Trust Act.

                  (n) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Mississippi and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has the corporate power and authority to own its properties and conduct its business as described in any Preliminary Final Prospectus or the Final Prospectus; BancorpSouth Bank (the "Bank") is a duly organized and validly existing Mississippi chartered commercial bank and continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such; and, except as set forth in any Preliminary Final Prospectus or the Final Prospectus, each of the Company and the Bank is in all material respects in compliance with all laws, rules, regulations, directives and published interpretations issued or administered by, all conditions imposed in writing by and all agreements entered into with, any bank regulatory agency, authority or body having jurisdiction over the Company or the Bank or any of their respective assets, operations or businesses; each of the Company and the Bank holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in any Preliminary Final Prospectus or the Final Prospectus; and other than the Bank, there is no significant subsidiary of the Company, as that term is defined in Rule 1-02(v) of Regulation S-X, and there are no other subsidiaries of the Company which, individually or in the aggregate, own or lease property or conduct business which is material to the properties or business of the Company and its subsidiaries taken as a whole.

                  (o) The Bank is duly authorized, and the Company is duly qualified as a foreign corporation, to do business, and are in good standing in all


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         jurisdictions in which such authorization or qualification is required and in which the failure to be so authorized or to qualify, as the case may be, could reasonably be expected to, in the aggregate, have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries taken as a whole.

                  (p) There are no contracts or documents which are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Trust agree that the Trust will sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $25 per Security, plus accrued distributions, if any, on the Securities from January 28, 2002, to the Closing Date, the number of Securities set forth opposite such Underwriter's name in
Schedule II hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on January 28, 2002, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Trust and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Trust by wire transfer payable in same-day funds to an account specified by the Company. The Securities shall be delivered in definitive global form through the facilities of The Depository Trust Company.


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                  4.       Offering by Underwriters. It is understood that the
several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

                  5. Agreements. Each of the Company and the Trust agrees with the several Underwriters that:


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                  (a)      The Company and the Trust will use their best
         efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, neither the Company nor the Trust will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company and the Trust have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company and the Trust will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company and the Trust will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), or when any Rule 462(b) Registration Statement shall have been filed with the Commission;
         (iii) when prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or when any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (vi) of the receipt by the Company or the Trust of any notification with


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         respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company and the Trust will use their best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and the Trust promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
         (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company and the Trust will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each


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         Preliminary Final Prospectus and the Final Prospectus and any
         supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) The Company will not, until the first Business Day following the Closing Date, without prior written consent of the Representatives, offer, sell or contract to sell, pledge, or otherwise dispose of,(or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction.

                  (g) Neither the Company nor the Trust will take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Trust contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Trust made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Trust of their obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the
         Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 9:30 a.m. on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date. If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company and the Trust shall have requested and caused Waller Lansden Dortch & Davis, PLLC, special counsel to the Company and the Trust, Riley, Ford, Caldwell & Cork, P.A., counsel to the Company, to have furnished to the Representatives one or more opinions, dated the Closing Date and addressed to the Representatives, to the effect that:


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                           (i)      the Company has been duly incorporated and
                  is a validly existing corporation in good standing under the laws of the State of Mississippi and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Final Prospectus; the Bank is a validly existing Mississippi chartered commercial bank, and continues to hold a valid certificate to do business as such and has full corporate power and authority to conduct its business as such; each of the Company and the Bank holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Final Prospectus or any Preliminary Final Prospectus; and other than the Bank, to the knowledge of such counsel, there is no significant subsidiary of the Company, as that term is defined in Rule 1-02(v) of Regulation S-X;

                           (ii) the Bank is duly authorized, and the Company is duly qualified as a foreign corporation, to do business and is in good standing in all jurisdictions in which such authorization or qualification is required and in which the failure to be so authorized or to qualify, as the case may be, could reasonably be expected to, in the aggregate, have any material adverse effect upon the business, condition or properties of the Company and its direct and indirect Subsidiaries taken as a whole;

                           (iii) all the outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and nonassessable and are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                           (iv)     the Company's authorized equity
                  capitalization is as set forth in the Final Prospectus or any Preliminary Final Prospectus and the Securities, the Debt Securities and the Common Securities conform to the description thereof contained in the Final Prospectus or any Preliminary Final Prospectus; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities, the Debt Securities or the Common Securities pursuant to Mississippi law or the Company's charter, and to the knowledge of such counsel after due inquiry, such counsel is not aware of the existence of such rights pursuant to any agreement;

                           (v) to the knowledge of such counsel, after due inquiry, (A) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company, the Trust or the Bank of a character required to be disclosed in the Final Prospectus or any Preliminary Final Prospectus which is not so disclosed; (B) there is no franchise, contract or other document of a character required to be described in the Final Prospectus or any Preliminary Final Prospectus, which is not so described; and (C) the statements included or incorporated by reference in the Final Prospectus under the heading "Certain Regulatory Considerations" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

                           (vi) this Agreement has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Trust;

                           (vii) the Registration Statement has become effective under the Act; any required filing of the Final Prospectus or any Preliminary Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus or any Preliminary Final Prospectus (other than the financial statements and other financial and statistical information and Forms T-1 contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and although such counsel does not pass upon and Assume Responsibility for the accuracy, fairness, or completeness of statements contained in the Registration Statement such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus or any Preliminary Final Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (viii) the Indenture has been duly authorized, executed and delivered, and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Debt Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' right generally from time to time in effect and to general principles of equity);

                           (ix) the Guarantee has been duly authorized, executed and delivered, and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms (subject (a) as to the enforcement of remedies, as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting rights of creditors generally or by general principles of equity and (b) as to the effect of Federal or state law or public policy on the indemnification provisions contained therein);

                           (x) upon the Closing, all the issued and outstanding Common Securities will be owned directly by the Company free and clear of any security interest, claims, liens or encumbrances;

                           (xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company or the Trust of the transactions contemplated by this Agreement, the Declaration, the Indenture and the Guarantee, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained, and except in connection with the registration of the Securities and the Debt Securities;

                           (xii)    neither the issue and sale of the
                  Securities or the Debt Securities, the execution and delivery of the Declaration, the Indenture or the Guarantee, the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Trust, or any of the Company's Subsidiaries pursuant to, (A) the charter or by-laws of the Company, the Trust, the Banks, or any subsidiary of the Company, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or any other instrument to which the Company, the Banks, or the Trust is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Trust, the Banks or the Company's Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Trust, the Banks, or the Company's subsidiaries or any of their properties;

                           (xiii) neither the Company nor the Trust is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus or any Preliminary Final Prospectus, neither will be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                           (xiv) the Securities, the Common Securities, the Debt Securities and each of the Guarantee, the Indenture and the Declaration conform in all material respects to the descriptions thereof contained in the Final Prospectus;

                           (xv) the statements of legal matters, documents or proceedings, and legal conclusions, if any, set forth in the Final Prospectus or any Preliminary Final Prospectus under the headings "Description of Capital Securities", "Description of Junior Subordinated Debt Securities", "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee" and "Description of the Guarantee" fairly present the information called for and fairly summarize in all material respects the matters referred to therein; and

                           (xvi) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  In rendering such opinion, such counsel may rely (1) as to matters involving the application of the laws of any jurisdiction other than the State of Tennessee, the State of New York or the Federal laws of the United States, to the extent they deem proper, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (2) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Trust.

                  All references in this Section 6(b) to the Final Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

                  (c) The Company and the Trust shall have furnished to the Representatives the opinion of Waller Lansden Dortch & Davis, PLLC, special tax counsel to the Company and the Trust, dated the Closing Date, to the effect that:

                           (i) the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes;

                           (ii) the Debt Securities will be classified for United States Federal income tax purposes as indebtedness of the Company; and

                           (iii) although the statements set forth under the heading "Certain United States Federal Income Tax Consequences" in the Final Prospectus or any Preliminary Final Prospectus do not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership and disposition of the Securities, such statements, in all material respects, fairly and accurately summarize the United States Federal income tax consequences of the purchase, ownership and disposition of the Securities with respect to the types of investors identified therein.

                  (d) The Company and the Trust shall have furnished to the Representatives the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, dated the Closing Date, to the effect that:

                           (i) the Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as business trust have been made;

                           (ii) under the Delaware Business Trust Act and the Declaration, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Declaration;

                           (iii) the Declaration constitutes a valid and binding obligation of the Company and the Trustees of the Trust, and is enforceable against the Company and the Trustees of the Trust in accordance with its terms, subject to Bankruptcy and Equity and Public Policy;

                           (iv) under the Delaware Business Trust Act and the Declaration, the Trust has the trust power and authority
                  (A) to execute and deliver, and to perform its obligations under, this Agreement, and (B) to issue and perform its obligations under the Capital Securities and the Common Securities;

                           (v) under the Delaware Business Trust Act and the Declaration, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                           (vi) the Capital Securities have been duly authorized by the Declaration and, when authenticated and paid for, will be duly and validly issued and fully paid and nonassessable undivided beneficial interests in the assets of the Trust, entitled to the benefits of the Declaration; the holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that the holders of the Capital Securities may be obligated, pursuant to the Declaration, (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Securities certificates and the issuance of replacement Capital Securities certificates, and (B) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

                           (vii) under the Delaware Business Trust Act and the Declaration, the issuance of the Capital Securities and the Common Securities is not subject to preemptive rights;

                           (viii) the Common Securities have been duly authorized by the Declaration and, when authenticated and paid for, will be duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust, entitled to the benefits of the Declaration; provided, however, that the holders of the Common Securities may be obligated, pursuant to the Declaration, (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Securities certificates and the issuance of replacement Securities certificates, and (B) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration; and

                           (ix) the (A) purchase of the Debt Securities by the Trust, (B) the distribution of the Debt Securities by the Trust in the circumstances contemplated by the Declaration, and (C) the performance by the Trust of this Agreement and the consummation of the transactions contemplated hereunder, will not conflict with or result in a breach or violation of any of the terms or provisions of the certificate of trust of the Trust, as amended through the date hereof, or the Declaration or any statute, order, rule or regulation of the State of Delaware or any governmental agency or body of the State of Delaware having jurisdiction over the Trust or any of its properties.

                  (e) The Bank of New York shall have furnished to the Representatives the opinion of Emmett Marvin & Martin, special counsel to The Bank of New York, dated the Closing Date, to the effect that:

                           (i)      The Bank of New York has been duly
                  incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York;

                           (ii) no consent, approval, authorization or order of any Federal or New York State banking authority is required for the consummation of the transactions contemplated by the Declaration, the Indenture or the Guarantee by the Property Trustee, the Indenture Trustee or the Guarantee Trustee, respectively; and

                           (iii) neither the execution and delivery of the Declaration, the Indenture or the Guarantee, the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under the charter or by-laws of The Bank of New York.

                  (f) The Bank of New York (Delaware) shall have furnished to the Representatives the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, dated the Closing Date, to the effect that The Bank of New York (Delaware) has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware; and has full corporate power and authority to act as trustee of a statutory business trust under the laws of the State of Delaware.

                  (g) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company and the Trust in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (i) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters

         (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 2001, and as at September 30, 2001, in accordance with the Statement on Auditing Standards No. 71, and stating in effect, except as provided in Schedule I hereto, that:

                           (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                           (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended September 30, 2001 and as at September 30, 2001; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the compensation and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to September 30, 2001, nothing came to their attention which caused them to believe that:

                                    (A)      any unaudited financial statements
                           included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                                    (B)      with respect to the period
                           subsequent to September 30, 2001, if there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock of the Company or decreases in the stockholders' equity (deficit) of the Company as compared with the amounts shown on the September 30, 2001 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from September 30, 2001 to such specified date there were any decreases, as compared with the period ended September 30, 2001 in net revenues or income before income taxes, or in total or per share amounts of net income of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                                    (C)      the information included or
                           incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data),
                           Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                           (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Final Prospectus and in
                  Exhibit 12 to the Registration Statement, including the information set forth under the captions "Summary", "Risk Factors", "Use of Proceeds", "Capitalization", "Selected Financial Data", "Description of the Preferred Securities" and "Description of the Junior Subordinated Debt Securities" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, and 7 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration

                  Statement and the Final Prospectus, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

                  References to the Final Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

                  (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (A) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (B) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Subsidiaries the effect of which, in any case referred to in clause (A) or (B) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                  (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this

Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the offices of Cravath, Swaine & Moore, counsel for the Underwriters, at 825 Eighth Avenue, New York, New York, 10019-7475, on the Closing Date.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentence related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph
         (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the liquidation amount of Securities set forth opposite their names in Schedule II hereto bears to the principal liquidation amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate liquidation amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate liquidation amount of Securities set forth in
Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State, Mississippi or Tennessee authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities To Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their officers or Trustees and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Trust or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Salomon Smith Barney Inc., General Counsel (fax no: (212) 816-7912), and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich

Street, New York, New York 10013, Attention of General Counsel; or if sent to the Company, will be mailed, delivered or telefaxed to Cathy S. Freeman, Secretary (fax no.: (662) 680-2006), and confirmed to Cathy S. Freeman, Secretary, BancorpSouth, Inc., One Mississippi Plaza, Tupelo, Mississippi 38801.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York

         City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.



                                    Very truly yours,


                                    BANCORPSOUTH CAPITAL TRUST I,


                                    by BancorpSouth, Inc., as depositor,

                                    by /s/ L. Nash Allen, Jr.
                                      -----------------------------------------
                                      Name: L. Nash Allen, Jr.
                                      Title: Treasurer and CFO


                                    BANCORPSOUTH, INC.,


                                    by: /s/ L. Nash Allen, Jr.
                                       ----------------------------------------
                                       Name: L. Nash Allen, Jr.
                                       Title: Treasurer and CFO

The foregoing Agreement is hereby confirmed and accepted as of the date specified in
Schedule I hereto.



SALOMON SMITH BARNEY INC.,

by: /s/ Eric M. Corrigan
   ------------------------------
   Name: Eric M. Corrigan
   Title: Director


For itself and the other several
Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated January 18, 2001.

Registration Statement No. 333-72712

Representatives:           Salomon Smith Barney Inc.
                           A.G. Edwards & Sons, Inc.
                           Morgan Stanley & Co. Incorporated
                           Stephens Inc.
                           Stifel, Nicolaus & Company, Incorporated


Title, Purchase Price and Description of Securities:

         Title:                     5,000,000 8.15% Trust Preferred Securities

         Liquidation amount:        $25.00 per Preferred Security.

         Purchase price:            96.85% of the principal aggregate
                                    liquidation amount of the Preferred
                                    Securities plus accrued interest from
                                    January 28, 2001

         Interest:                  Payable on March 31, June 30, September 30
                                    and December 31, commencing on March 31,
                                    2002

         Sinking fund provisions:   None.

         Redemption provisions:     The Preferred Securities are redeemable by
                                    the Company in whole, but not in part, upon the occurrence of certain tax events as described in the prospectus supplement, dated the date of this Agreement and at the option of the Company, in whole or in part, at any time on or after January 28, 2007.

         Other provisions:          None.

         Closing Date, Time
         and Location:              January 28, 2002, at 10:00 a.m. at the
                                    offices of Cravath, Swaine & Moore, 825
                                    Eighth Avenue, New York, New York,
                                    10019-7475.


Modification of items to be covered by the letter from KPMG LLP delivered pursuant to Section 6(i) at the Execution Time:

                                  SCHEDULE II


                                                                    Number of
                                                                    Preferred
                                                                    Securities
                                                                      to be
Underwriters                                                        Purchased
                                                                    ----------
Salomon Smith Barney Inc.                                             917,000
A.G. Edwards & Sons, Inc.                                             900,000
Morgan Stanley & Co. Incorporated                                     900,000
Stephens Inc.                                                         900,000
Stifel, Nicolaus & Company, Incorporated                              900,000
Bear, Stearns & Co. Inc.                                               30,000
CIBC World Markets Corp.                                               30,000
Deutsche Bank Alex. Brown Inc.                                         30,000
First Union Securities, Inc.                                           30,000
McDonald Investments Inc., A KeyCorp Company                           30,000
Prudential Securities Incorporated                                     30,000
RBC Dain Ranscher Inc.                                                 30,000
Robert W. Baird & Co. Incorporated                                     30,000
SunTrust Capital Markets, Inc.                                         30,000
U.S. Bancorp Piper Jaffray Inc.                                        30,000
Advest, Inc.                                                           13,000
BB&T Capital Markets, A Division of Scott & Stringfellow               13,000
D.A. Davidson & Co.                                                    13,000
Fahenstock & Co. Inc.                                                  13,000
Gibraltar Securities Co.                                               13,000
Gruntal & Co., LLC                                                     13,000
J.J.B. Hilliard, W.L. Lyons, Inc.                                      13,000
Janney Montgomery Scott LLC                                            13,000
Legg Mason Wood Walker, Incorporated                                   13,000
Mesirow Financial, Inc.                                                13,000
Morgan Keegan & Company, Inc.                                          13,000
Quick & Reilly, Inc.                                                   13,000
Sterne, Agee & Leach, Inc.                                             13,000
Tucker Anthony Incorporated                                            13,000
Southwest Securities, Inc.                                              1,000
                                                                    ---------
Total                                                               5,000,000
                                                                    =========